REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
SpeedNet Services, Inc.
Omaha, Nebraska

We have audited the accompanying balance sheets of SpeedNet Services, Inc. as of December 31, 2006 and 2005 and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SpeedNet Services, Inc. as of December 31, 2006 and 2005, and the results of its activities and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

/S/ L.L. Bradford & Company, LLC
L.L. Bradford & Company, LLC
July 6, 2007
Las Vegas, Nevada

SPEEDNET SERVICES, INC.

BALANCE SHEETS
DECEMBER 31, 2006 AND 2005

ASSETS	2006	2005

CURRENT ASSETS:
Cash	$102,758	$31,321
Accounts receivable, less allowance for doubtful accounts	87,837	115,026
Prepaid expenses	71,050	31,646
Total current assets	261,645	177,993

PROPERTY AND EQUIPMENT - Net	2,596,815	4,713,638

INTANGIBLE ASSETS - Net	160,255	208,792

	$3,018,715	$5,100,423

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable	$285,956	$365,874
Accrued interest	983,342	499,185
Accrued expenses	92,076	78,836
Current portion of notes payable	1,187,500	1,187,500
Current portion of capital lease obligations	163,078	152,462
Current portion of notes payable to shareholder	2,295,000	2,095,000
Current portion of subordinated notes - net of discounts	2,150,000	1,900,000
Deferred Revenue	519,969	587,187
Total current liabilities	7,676,921	6,866,044

NOTE PAYABLE	-	-
CAPITAL LEASE OBLIGATIONS	152,662	283,792
SUBORDINATED NOTES - net of discounts	-	151,583
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' DEFICIT:
Redeemable preferred stock, $.01 par value; authorized 300,000 shares; no
shares issued and outstanding	-	-

Common stock, $.01 par value; authorized 3,000,000 shares; 1,795,851
shares issued and outstanding at December 31, 2006 and 2005	17,959	17,959
Additional paid-in capital	14,854,539	14,854,539
Accumulated deficit	(19,683,366)	(17,073,494)
Total stockholders' deficit	(4,810,868)	(2,200,996)

	$3,018,715	$5,100,423

See notes to financial statements.

SPEEDNET SERVICES, INC.

STATEMENTS OF OPERATIONS
DECEMBER 31, 2006 AND 2005

	2006	2005
REVENUES:
Internet access subscription services	$4,796,361	$4,956,308
Service initiation, shipping, handling and other income	349,009	447,995
Sales of subscriber equipment	57,926	38,505

Total revenues	5,203,296	5,442,808

OPERATING COSTS AND EXPENSES:
Cost of subscriber equipment sales	20,880	36,004
Network operations and customer support	3,334,545	3,796,796
Sales and marketing	599,077	968,764
General and administrative	826,575	918,335
Depreciation and amortization	2,373,167	2,813,378

Total operating costs and expenses	7,154,244	8,533,278

LOSS FROM OPERATIONS	(1,950,948)	(3,090,470)

OTHER INCOME (EXPENSE):
Interest Expense - Net of interest income	(658,924)	(670,757)

Total other income (expense)	(658,924)	(670,757)

PROVISION FOR INCOME TAXES	-	-

NET LOSS	$(2,609,872)	$(3,761,227)

See notes to financial statements

SPEEDNET SERVICES, INC.

STATEMENTS OF STOCKHOLDERS' DEFICIT
YEARS ENDED DECEMBER 31, 2006 AND 2005

	Preferred Stock	Common Stock	Additional Paid- In Capital	Accumulated Deficit	Total Stockholders' Deficit
BALANCE, January 1, 2005	$-	$17,959	$14,854,539	$(13,312,267)	$1,560,230

Net loss	-	-	-	(3,761,227)	(3,761,227)

BALANCE, December 31, 2005	-	17,959	14,854,539	(17,073,494)	(2,200,996)

Net loss	-	-	-	(2,609,872)	(2,609,872)

BALANCE, December 31, 2006	$-	$17,959	$14,854,539	$(19,683,366)	$(4,810,868)

See notes to financial statements

SPEEDNET SERVICES, INC.

STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005
CASH FLOWS FROM OPERATIONS:
Net loss	$(2,609,872)	$(3,761,227)
Adjustments to reconcile net loss to net cash flows provided by (used in) operations:
Depreciation and amortization expense	2,373,167	2,813,378
Loss on write-down of property and equipment	-	24,000
Loss on disposal of assets	127
Amortization of original issue discounts on subordinated notes	98,417	152,611
Change in assets and liabilities:
Accounts receivable	27,189	35,116
Prepaid expenses	(39,404)	41,951
Accounts payable	(79,918)	(28,614)
Accrued expenses	13,240	(42,396)
Accrued interest	484,157	425,685
Deferred revenue	(67,218)	(64,970)

Net cash flows provided by (used in) operations	199,885	(404,465)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of assets		2,452
Capital expenditures for property and equipment	(168,275)	(747,833)

Net cash flows used in investing activities	(168,275)	(745,381)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on notes payable		(62,500)
Payments on capital lease obligations	(160,173)	(97,837)
Proceeds from notes payable to shareholder	200,000	1,095,000

Net cash flows provided by financing activities	39,827	934,663

NET INCREASE (DECREASE) IN CASH	71,437	(215,183)

CASH - Beginning of year	31,321	246,504

CASH - End of year	$102,758	$31,321

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Capital lease obligations for property and equipment	$39,659	$395,864

Cash payments for:
Interest	$174,767	$247,243
Tax	$-	$-

See notes to financial statements.

SPEEDNET SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006 AND 2005

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations - SpeedNet Services, Inc. is a C-Corporation incorporated on December 31, 2003, in Omaha, Nebraska. SpeedNet had previously operated as DTN SpeedNet Services LLC, a limited liability company, since December 14, 2000, the date of inception for the company. SpeedNet, an Internet wireless broadband provider, operates as one business segment providing broadband and related services to residential and commercial customers primarily in non-metropolitan communities. The Company provides service primarily in seven states: Nebraska, Iowa, South Dakota, Kansas, Texas, Illinois, and Ohio.

Revenue Recognition - The Company charges a recurring subscription fee for providing its various Internet access services to its subscribers and recognizes revenues when they are earned, which generally occurs as the service is provided. The services are subscribed to for the periods of either month-to-month, quarterly, or yearly and are generally billed in advance. Payments received in advance for subscriptions are deferred and recognized as the services are provided. Equipment sales are recognized when the equipment is shipped. Service initiation fees are recognized over the life of the subscription agreement, which is generally one year.

Cash and Cash Equivalents - Cash and cash equivalents include cash and highly liquid investments with original purchase maturities of three months or less.

Property and Equipment - Property and equipment are carried at cost. Depreciation has been calculated using the straight-line method over the estimated useful lives of the respective classes of assets or the life of the capital lease which range from 2 years to 7 years. An asset begins to be depreciated once that asset has been placed into service.

The Company reviews property and equipment for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. Recoverability of any asset “held-for-use” is determined by comparing the carrying amount of the asset to the undiscounted net cash flows expected to be generated from the use of the asset. If the carrying amount is greater than the undiscounted net cash flows expected to be generated by the asset, the asset’s carrying amount is reduced to its fair value. An asset “held-for-sale” is reported at the lower of the carrying value amount or the fair value less the cost to sell.

Intangible Assets - Intangible assets with indefinite lives (e.g., trademarks) are not amortized and are tested annually for impairment of value. Impairment occurs when the fair value of the asset is less than its carrying amount. If impaired, the asset’s carrying amount is reduced to its fair value.

Intangible assets with definite lives (e.g., customer lists and non-compete agreements) are amortized over their estimated useful lives and tested for impairment whenever events or changes in circumstances indicate the carrying amount of the asset may be impaired. Impairment occurs when the fair value of the asset is less than its carrying amount. If impaired, the asset is written down to its fair value.

Income Taxes - For the years ended December 31, 2006 and 2005, the Company incurred taxable losses. The Company recognizes a current tax provision for the estimated tax liability on its tax return. Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are recognized when it is anticipated that some or all of a deferred tax asset would not be realized.

Stock-Based Compensation - The Company has adopted the disclosure provisions of SFAS No. 123R, Accounting for Stock-Based Compensation. As permitted under SFAS No. 123R, for all options granted on or before December 31, 2005, the Company accounted for employee stock option plans using the intrinsic value method of accounting prescribed in Accounting Principles Board Opinion (APB) No. 25, Accounting for Stock Issued to Employees, and related interpretations. Compensation cost for stock options, if any, for these options was measured at the excess of the fair value of the Company’s stock at the date of grant over the amount an employee must may to acquire the stock. No options were granted in 2006. If options would have been granted in 2006, the company would utilize Black-Scholes modeling to value the options in order to record compensation expense. No compensation charges were recognized in the years ended December 31, 2006 and 2005.

Concentration of Credit Risk - Financial instruments that potentially subject the Company to concentration of credit risk consist of cash, cash equivalents and accounts receivable. The Company maintains its cash and cash equivalents with high quality financial institutions. Accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. Credit risk on accounts receivable is mitigated by the fact that the majority of the Company’s customers pay in advance of their service. The Company does not require collateral or other security to support accounts receivable.

Concentration of Supplier Risk - The Company is dependent on third-party equipment manufacturers, distributors, and suppliers for its supply of subscriber equipment (CPE) and network communication equipment and telecom providers for Internet access data lines. In 2006 and 2005, products and services purchased from the Company’s two largest suppliers accounted for approximately 31% and 24% of products and services purchased, respectively. The Company is dependent on the ability of its suppliers to provide products and services on a timely basis and on favorable pricing terms. The loss of certain principal suppliers or significant reduction in product availability from principal suppliers could have a material adverse effect on the Company. The Company believes that its relationships with its suppliers are satisfactory.

Fair Value of Financial Instruments - The carrying amount of the financial instruments including cash and cash equivalents, receivables and payables (including accrued expenses and debt borrowings) are reasonable estimates of their fair value, as such financial instruments are short-term in nature, bear interest at current market rates, or are subject to frequent re-pricing.

Advertising and Marketing Costs - Advertising and marketing costs of $17,606 and $79,929, respectively, for the years ended December 31, 2006 and 2005 were expensed as incurred.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements - The following pronouncements have been issued by the Financial Accounting Standards Board (“FASB”):

In July 2006, FASB issued Financial Accounting Standards Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109.”  FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a company’s income tax return, and also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.  FIN 48 utilizes a two-step approach for evaluating tax positions.  Step one, Recognition, occurs when a company concludes that a tax position is more likely than not to be sustained upon examination, Step two, Measurement, is based on the largest amount of benefit, which is more likely than not to be realized on ultimate settlement. FIN 48 is effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle to be recorded as an adjustment to the beginning balance of retained earnings; and, therefore, are effective for the Company in the first quarter of fiscal 2008.  The Company is currently in the process of evaluating the effects of adopting FIN 48 and the impact of adoption on its consolidated financial position, results of operations or cash flows.

In September 2006, the FASB issued Statement of Financial Accounting Standards (“SFAS”) 157, “Fair Value Measurements.”  SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.  SFAS 157 applies to other accounting pronouncements that require or permit fair value measurements, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute.  Accordingly, this Statement does not require any new fair value measurements.  However, for some entities, the application of SFAS 157 will change current practice.  The provisions of SFAS 157 are effective as of the beginning of the Company’s 2009 fiscal year.  The Company is currently evaluating the impact of SFAS 157, but does not expect the adoption of SFAS 157 to have a material impact on its consolidated financial position, results of operations or cash flows.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements" (SAB 108). SAB 108 addresses how the effects of prior-year uncorrected misstatements should be considered when quantifying misstatements in current-year financial statements. SAB 108 requires an entity to quantify misstatements using a balance sheet and income-statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. The guidance is applicable for fiscal years ending after November 15, 2006. We currently do not believe that SAB 108 will have a material impact on our financial statements.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” which expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value.  SFAS 159 is effective for fiscal years beginning after November 15, 2007.  The Company is currently evaluating SFAS 159 to determine its impact on its consolidated financial position, results of operations or cash flows.

2.	PROPERTY AND EQUIPMENT - NET

	December 31,
	2006	2005
Fixed wireless tower site equipment	$7,143,668	$7,397,951
Network operations equipment	354,353	351,475
Subscriber equipment	3,574,157	3,464,168
Computer and office equipment	438,846	471,855
Software and consulting costs	176,287	175,881
Furniture and fixtures	100,044	100,044
Vehicles	93,511	90,332
Leasehold Improvements	55,849	30,649
	11,936,715	12,082,355
Less accumulated depreciation and amortization	9,339,900	7,368,717

	$2,596,815	$4,713,638

3.	INTANGIBLE ASSETS - NET

Intangible assets consist of the following at:

		December 31, 2006
	Amortization Period in Years	Cost	Accumulated Amortization	Net
Customer lists	7	$269,756	$(128,668)	$141,088
Non-compete agreement	3	30,000	(27,500)	2,500
Trademark	-	16,667	-	16,667

		$316,423	$(156,168)	$160,255

		December 31, 2005
	Amortization Period in Years	Cost	Accumulated Amortization	Net
Customer lists	7	$269,756	$(90,131)	$179,625
Non-compete agreement	3	30,000	(17,500)	12,500
Trademark	-	16,667	-	16,667

		$316,423	$(107,631)	$208,792

Aggregate amortization expense was $48,537 and $56,037 for the years ended December 31,
2006 and 2005. Estimated amortization expense for the fiscal years show is as follows:

2007	$41,037
2008	38,537
2009	38,537
Thereafter	25,477

$143,588

4.	SUBORDINATED NOTES

As of December 31, 2006, the Company held two subordinated notes payable. The First Notes were issued in December 2002 at a discount of $258,750 in the form of detachable LLC units to the participants that were valued at the estimated fair market value of the units at the time of issuance. for $1,150,000 with payment terms of interest at 8.5% only through 2004 and then payable in four equal semi-annual installments of $287,500 beginning in June 2005. The Second Notes were issued in June 2003 at a discount of $250,000 in the form of detachable LLC units to the participants that ere valued at the estimated fair market value of the units at the time of issuance for $1,000,000. The payment terms of the Second Notes are interest at 8.5% only through June 2005, then payable in four equal semi-annual installments of $250,000 beginning in December 2005.

The principal payments on both series of subordinated notes are payable only to the extent that the aggregate payments on all of the subordinated notes are less than or equal to 20% of the Company’s cash flow (EBITDA) for the six calendar months immediately preceding such semi-annual payment. Due to the fact that the criterion was not met, the principal payments were not initiated in 2005 and 2006.

The subordinated notes are shown net of the unamortized discount as follows:

	2006	2005
Principal balance of subordinated notes	$2,150,000	$2,150,000
Unamortized original issue discount	-	(98,417)
Less current portion	(2,150,000)	(1,900,000)

Subordinated Notes - long term	$-	$151,583

5.	NOTES PAYABLE

At December 31, 2005, $250,000 was outstanding under a bank loan agreement in which interest is paid monthly at the rate of one percent above national prime. The principal was due on January 31, 2005, but on January 31, 2005, the Company renewed the bank note payable for another year. Interest is due monthly with three quarterly principal payments of $20,833 each and the balance due on January 31, 2006. A second renewal was completed which extended the terms for the remaining balance of $187,500 in which interest was due monthly and two principal payments of $20,833.00 were due November 1, 2006, and February 1, 2007.

As of December 31, 2006, the Company held a notes payable balance with an investment partnership which also owns 25,000 shares of the Company’s common stock. In July 2004, the Company borrowed $1,000,000. The principal balance plus interest at the rate of 15% is due in a lump sum on July 31, 2005. The principal balance as of December 31, 2006 and December 31, 2005 is $1,000,000. The loan is secured by various assets of the Company and is subordinate to the bank loan.

6.	CAPITAL LEASE OBLIGATIONS

The Company leases certain office furniture, office equipment and telephone systems under leases with a bargain purchase option. The following is a schedule by years of the future minimum lease payments under these capital leases together with the present value of the net minimum lease payments as of December 31, 2006.

2007	$212,964
2008	143,044
2009	4,303
Total minimum lease payments	360,311
Less amounts representing interest	(44,571)
315,740
Less current portion	(163,078)

Capital lease obligations	$152,662

7.	NOTE PAYABLE TO SHAREHOLDER

As of December 31, 2005, the majority shareholder of the Company provided a total of $2,095,000 of funding under an unsecured note payable. The interest at the rate is 8% per annum. The accrued interest balance is $141,397 as of December 31, 2005. In 2006, this majority shareholder had provided an additional $200,000, for a year end balance of $2,295,000 plus accrued interest of $290,797. Due to pending negotiations on the potential sale of the business assets, the note payable, which was due to be paid in total in October 2006, was not restructured and remained on the balance sheet as of December 31, 2006.

8.	EMPLOYEE BENEFIT PLAN

The Company has established a defined contribution 401(k) plan which allows for voluntary contributions into designated investment funds by eligible employees. At the present time, the Company does not make matching contributions to the plan.

9.	COMMITMENTS AND CONTINGENCIES

The Company leases tower site space, office furniture and equipment as well as office space under operating leases which run through 2015. Aggregate minimum lease payments, which consist of both cash payments and services provided by the Company under these agreements, are as follows:

Year Ended December 31,
2007	$601,068
2008	516,145
2009	462,685
2010	458,128
2011	328,188
Thereafter	160,250

$2,526,464
Total rent expense incurred in 2006 and 2005 for operating leases was $805,435 and $719,028, respectively.

10.	STOCK-BASED COMPENSATION PLANS

On December 31, 2003, the Company’s Board of Directors adopted a stock incentive plan that provides for granting of options to purchase common stock, stock appreciation rights, performance unit awards, restrictive stock awards, and stock bonus awards to designated employees and officers. The options may be in the form of incentive stock options or nonqualified stock options. The incentive stock options are granted at 100% of the market value of the common stock on the date of grant. The options vest over a period of zero to four years from the date of grant and expire ten years from the date of grant. The stock incentive plan was authorized to grant options to purchase up to a maximum of 375,000 shares.

The Company accounts for its stock-based compensation consistent with the method of SFAS No. 123R, Accounting for Stock-Based Compensation. For all options granted on or before December 31, 2005, under the provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees (APB Opinion No. 25) and related interpretations, the company utilized the intrinsic value method to determine any compensation costs that needed to be recorded. For all options issued after December, 31, 2005, the company utilizes the Black-Scholes option pricing model with the following assumptions: no dividends, risk free interest rate of 4%, no volatility, and an expected option life of 10 years. For the years ended December 31, 2006, due to the downward trend of the stock price which resulted in an estimated forfeiture rate of 100%, no compensation expense was recorded for the stock options.

No options were granted in 2005 and 2006.

A summary of the status of the Company’s stock incentive plan as of December 31, 2006 and changes during the year then ended is presented below:

		Weighted- Average
	Shares	Exercise Price
Outstanding at beginning of year 2005	220,100	$8.95
Granted	-	-
Exercised	-	-
Forfeited	(21,200)	9.57

Outstanding at end of year 2005	198,900	$8.88

		Weighted- Average
	Shares	Exercise Price
Outstanding at beginning of year 2006	198,900	$8.88
Granted	-	-
Exercised	-	-
Forfeited	(92,550)	9.13

Outstanding at end of year 2006	106,350	$8.67

The following table summarizes information about stock options outstanding at December 31, 2005:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding at December 31, 2005	Weighted-Average Remaining Contractual Life	Weighted-Average Exercise Price	Number Exerciseable at December 31, 2005	Weighted-Average Exercise Price
$6.75 TO $10.00	198,900	8.1	$8.88	142,741	$8.67

The following table summarizes information about stock options outstanding at December 31, 2006:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding at December 31, 2006	Weighted-Average Remaining Contractual Life	Weighted-Average Exercise Price	Number Exerciseable at December 31, 2006	Weighted-Average Exercise Price
$8.00 TO $10.00	106,350	7.1	$8.67	100,984	$8.59

11.	INCOME TAXES

The provision for income tax expense (benefit) consists of the following for the year ended December 31, 2006:

2006
Current	$-
Deferred	(3,254,703)
Sub-total	(3,254,703)
Valuation allowance	3,254,703
Income tax expense	$-

Deferred income tax assets and liabilities result from reporting income and expenses in different periods for tax and financial purposes. Deferred tax liabilities of $116,496 relate primarily to basis differences for property and equipment. Deferred tax assets primarily related to net operating loss carryforwards which begin to expire in 2024. Deferred tax assets total $2.6 million with a $2.3 million valuation allowance at December 31, 2005. Deferred tax assets of $3.4 million are presented net of a $3.3 million valuation allowance at December 31, 2006. Due to the Company’s recurring losses, a full valuation allowance has been provided against the Company’s net deferred tax assets.

12.	SUBSEQUENT EVENTS

On October 31, 2006, the Company entered into a definitive purchase agreement to sell substantially all of the assets of SpeedNet Services, Inc. (“SpeedNet”), including subscriber contracts, accounts, and fixed assets, and transfer certain operating liabilities. On January 31, 2007, through a wholly owned subsidiary, KeyOn SpeedNet LLC (“KeyOn SpeedNet”), KeyOn SpeedNet purchased the assets for $3,458,255 in cash, with certain adjustments to the purchase price for working capital, deferred revenue and the assumption of certain capital lease and operating lease obligations. No other debt or payables liabilities were assumed in the purchase. The notes payable and subordinated notes remained the liability of the seller of the assets, SpeedNet Services, Inc. KeyOn assumed an aggregate of $288,820 of existing SpeedNet Services, Inc. capital lease obligations with 5 lending institutions.  The average maturity on these leases was 3 years at the time of the assumption.

Upon the sale of SpeedNet Services, Inc. to KeyOn, all options were terminated.